UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2009 (February 11, 2009)

CADENCE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	1-15773	64-0694755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Main Street Starkville, Mississippi	39759
(Address of principal executive offices)	(Zip code)

(662) 343-1341

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

Effective February 11, 2009, Cadence Financial Corporation (the “Company”) terminated its Revolving Credit Agreement with SunTrust Bank dated as of December 16, 2005, as amended (the “Agreement”). Under the Agreement, the Company was provided with access to borrow up to $30.0 million to finance acquisitions and for other general corporate purposes, provided that the borrowings used for purposes other than acquisitions do not exceed $15.0 million. The Company’s pledge of 605,000 shares of its common stock as collateral for its borrowings under the Agreement was also terminated. The Company had no outstanding borrowings under the Agreement prior to the termination thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2009	CADENCE FINANCIAL CORPORATION

/s/ Richard T. Haston
Richard T. Haston
Executive Vice President and Chief Financial Officer

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